EXHIBIT 2

                               RESTATED BY - LAWS

                                       OF

                             THE RAINBOW FUND, INC.
                            (A Maryland Corporation)


                                    ARTICLE I

                                     OFFICES

                  SECTION 1. Principal Office. The principal office shall be at 1123 North Eutlan Street, Baltimore, Maryland, 21201, and the name of the resident agent in charge thereof is THE PRENTICE-HALL CORPORATION SYSTEM, INC.

                  SECTION 2. Other Offices. The corporation may also have an office or offices at such other place or places, within or without the State of Maryland as the Board of Directors may from time to time designate or the business of the corporation requires.

                                   ARTICLE II

                             STOCKHOLDERS' MEETINGS

                  SECTION 1. Annual Meetings. The annual meeting of the stockholders of the corporation, commencing with the year 1991, shall be held in New York City at such place therein as the Board of Directors may fix and shall specify in the notice on a date within 90 and 120 days after the end of the corporation's fiscal year.

                  Notwithstanding the foregoing the Board of Directors shall not be required to convene an annual meeting in any year in which none of the following is required to be acted on by stockholders under the Investment Company Act of 1940:

                  (1)  Election of directors;
                  (2)  Approval of the investment advisory contract;
                  (3) Ratification of the selection of independent public accountants; and
                  (4)  Approval of a distribution agreement.

                  SECTION 2. Special Meetings. Special meetings of the stockholders shall be held at the principal office of the corporation in the State of Maryland, or at such other place within or without the State of Maryland as may be designated in the notice of said meeting, upon call of the Board of Directors or of the Chairman or President or by the Secretary at the request in writing of stockholders owning at least twenty-five percent of the issued and outstanding capital stock of the corporation entitled to vote thereat.

                  SECTION 3. Notice and Purpose of Meetings. Notice of the purpose or purposes and of the time and place within or without the State of Maryland of every meeting of stockholders shall be given by the Chairman or President or the Secretary or an Assistant Secretary either personally or by mail or by telegraph or by any other lawful means of communication not less than ten days nor more than ninety days before the meeting, to each stockholder of record entitled to vote at such meeting. If mailed such notice shall be directed to each stockholder at his address as it appears on the stock book unless he shall have filed with the Secretary of the corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed or transmitted to the address designated in such request. Except as otherwise expressly provided by statute, no publication of any notice of a meeting of stockholders shall be required to be given to any stockholder who shall attend such meeting in person or by proxy, or who shall, in person or by attorney hereunto authorized, waive such notice in writing or by telegraph, cable, radio, or wireless either before or after such meeting. Except where otherwise required by law, notice of an adjourned meeting of the stockholders of the corporation shall not be required to be given.

                  SECTION 4. Quorum. A quorum at all meetings of stockholders shall consist of the holders of record of a majority of the shares of the capital stock of the corporation, issued and outstanding, entitled to vote at the meeting, present in person or by proxy, except as otherwise provided by law or Articles of Incorporation. In the absence of a quorum at any meeting or any adjournment thereof, a majority of those present in person or by proxy and entitled to vote may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

                  SECTION 5. Organization. Meetings of the stockholders shall be presided over by the Chairman, or if he is not present, by the President, or if neither the Chairman nor the President is present, by a chairman to be chosen by a majority of the stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the meeting shall choose any person present to act as secretary of the meeting.

                  SECTION 6. Voting. Except as otherwise provided in the By-Laws, the Articles of Incorporation, or in the laws of the State of Maryland, at every meeting of the stockholders, each stockholder of the corporation entitled to vote at such meeting shall have one vote in person or by proxy for each share of stock having voting rights held by him and registered in his name on the books of the corporation at the time of such meeting. Any vote on stock of the corporation may be given by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized and delivered to the secretary of the meeting. Except as otherwise required by statute, by the Articles of Incorporation or these By-Laws, or in electing directors, all matters coming before any meeting of the stockholders shall be decided by the vote of a majority in interest of the stockholders of the corporation present in person or by proxy at such meeting and entitled to vote therat, a quorum being present. Unless otherwise required by law, at all elections of directors the voting may but need not be by ballot and a plurality of the votes cast thereat shall elect.

                  SECTION 7. List of Stockholders. A complete list of the stockholders entitled to vote at the ensuing election, showing the address of each stockholder and the number of shares registered in the name of each stockholder shall be prepared by the Secretary, or other officer of the corporation having charge of said stock ledger. Such list shall be open to the examination of any stockholder during ordinary business hours, for a period of at least ten days prior to the election, either at a place within the city, town or village where the election is to be held, which place shall be specified in the notice of the meeting, and the list shall be produced and kept at the time and place of election during the whole time thereof, a subject to the inspection of any stockholder who may be present.

                  SECTION 8. Inspectors of Election. At all elections of directors, or in any other case in which inspectors may act, one or more inspectors or election may be appointed by the chairman of the meeting, except as otherwise provided by law. The inspectors of election shall take and subscribe an oath faithfully to execute the duties of inspectors at such meeting with strict impartiality, and according to the best of their ability, and shall take charge of the polls and after the vote shall have been taken shall make a certificate of the result thereof, but no director or candidate for the office of director shall be appointed as such inspector.

                                   ARTICLE III

                                    DIRECTORS

                  SECTION 1. Powers, Number, Qualification, Term, Quorum and Vacancies. The property, affairs and business of the corporation shall be managed by its Board of Directors, consisting of five (5) persons. Except as hereinafter provided, directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve for one year and until his successor shall be elected and shall qualify. The directors shall have power from time to time, and at any time, when the stockholders as such are not assembled in any meeting, regular or special, to increase or decrease their own number by an amendment to these By-Laws. If the number of directors be increased, the additional directors may be elected by a majority of the directors in office at the time of the increase.

                  Directors need not be stockholders.

                  A majority of the members of the Board of Directors acting at a meeting duly assembled, shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting, without further notice, from time to time until a quorum shall have been obtained. Except as otherwise provided by law, by the Articles of Incorporation, or these by-Laws, the act of majority of the directors at a meeting at which a quorum is present shall be the act of the Board.

                  If the office of any director or directors becomes vacant for any reason, a majority of the remaining directors, though less than a quorum, shall choose a successor or successors, who shall hold office for the unexpired term in respect to which such vacancy occurred or until the next election of directors,* provided that immediately after filling any such vacancy, at least 2/3 of the directors then holding office shall have been elected to such office by the shareholders of the corporation entitled to vote at any annual or special meeting of the shareholders; otherwise such vacancy shall be filled by vote of the shareholders at a special meeting called for such purpose.

                  SECTION 2. Meetings. Meetings of the Board of directors shall be held at such place within or outside the State of Maryland as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of the meeting. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board of Directors, and special meetings may be held at any time upon the call of the Chairman or President or the Secretary or any two directors by oral, telegraphic or written notice duly served on or sent or mailed to each director not less than two days before such meeting. A meeting of the Board of Directors may be held without notice immediately after the annual meeting of stockholders. Notice need not be given of regular meetings of the Board of Directors. Meetings may be held at any time without notice if all the directors are present, or if at any time before or after the meeting those not present waive notice of the meeting in writing.

                  SECTION 3. Committees. The Board of Directors may, in its discretion, by the affirmative vote of a majority of the whole Board of directors, appoint committees which shall have and may exercise such powers as shall be conferred or authorized by the resolutions appointing them. A majority of any such committee, if the committee be composed of more than two members, may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to discharge any such committee.

                  SECTION 4. Telephonic Meetings, etc. The members of the Board of Directors or any committee of the Board of Directors may participate in a meeting by means of a conference telephone call or similar communications equipment if all persons participating in such meeting can hear each other at the same time and, to the extent permitted by applicable law, such participation in a meeting by these means constitutes presence in person at such meeting.

                  SECTION 5. Dividends. Subject always to the provisions of the law and the Article of Incorporation, the Board of Directors shall have full power to determine whether any, and if any, what part of any, funds legally available for the payment of dividends shall be declared in dividends and paid to stockholders; the division of the whole or any part of such funds of the corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise; and the Board of Directors may fix a sum which may be set aside or reserved over and above the capital paid in of the corporation as working capital for the corporation or as a reserve for any proper purpose, and from time to time may increase, diminish, and vary the same in its absolute judgment and discretion.

                  SECTION 6. Removal of Directors. At any special meeting of the stockholders, duly called as provided in these By-Laws, any director or directors may by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote for the election of directors be removed from office, either with or without cause, and his successor or their successors may be elected at such meeting. The remaining directors may, to the extent vacancies are not filled by such election, fill any vacancy or vacancies created by such removal.

                  SECTION 7. Informal Action. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if prior to such action a written consent thereto is signed by all members of the Board or of the committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or the committee.

                                   ARTICLE IV

                                    OFFICERS

                  SECTION 1. Number and Qualifications. The officers of the Corporation shall include the Chairman of the Board, the President, one or more Vice Presidents (one of whom may be designated an Executive Vice President), the Treasurer and the Secretary. Any two or more offices may be held by the same person. Such officers shall be elected by the Board of Directors each year at the organization meeting held after the annual meeting of stockholders, each to hold office until the meeting of the Board and until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned, or have been removed, as hereinafter provided in these By-Laws. If there shall be no meeting of stockholders the directors shall elect or re-elect officers at such time or times as they shall determine to be in the best interests of the corporation. The Board may from time to time elect, or delegate to the Chairman of the Board or the President or both the power to appoint, such officers (including one or more Assistant Vice Presidents, one or more Assistant Treasurers and one or more Assistant Secretaries) and such agents, as may be necessary or desirable for the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the Board or by the appointing authority.

                  SECTION 2. Resignations. Any officer of the corporation may resign at any time by giving written notice of his resignation to the Board, the Chairman of the Board, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall be necessary to make it effective.

                  SECTION 3. Removal. Any officer or agent of the Corporation may be removed, either with or without cause, at any time, by the vote of the majority of the entire Board at any meeting of the Board or, except in the case of an officer or agent elected or appointed by the Board, by the Chairman of the Board or the President.

                  SECTION 4. Vacancies. A vacancy in any office, whether arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office which shall be vacant, in the manner prescribed in these By-Laws for the regular election of appointment to such office.

                  SECTION 5. The  Chairman.  The  Chairman of the Board shall be the chief executive officer of the Corporation and shall have the general and active management of the business of the corporation and general and active supervision and direction over the other officers, agents and employees and shall see that their duties are properly performed, except for any responsibilities delegated to an Investment Advisor pursuant to any written contract, as provided for in the Article of Incorporation. He shall, if present, preside at each meeting of the stockholders and of the Board and shall be an ex-officio member of all committees of the Board. He shall perform all duties incident to the office of Chairman of the Board and chief executive officer and such other duties as may from time to time be assigned to him by the Board. The Chairman of the Board shall be authorized to do or cause to be done all things necessary and appropriate, including preparation, execution and filing of any documents, to effectuate the registration of the corporation with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended and its continuous compliance with such act and any other federal or state statute. In the case of the absence of the President or his inability to act, the Chairman of the Board shall perform the duties of the President and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. He shall perform all duties incident to the office of President and such other duties as from time to time be assigned to him by the Board or these By-Laws.

                  SECTION 6. The President. The President shall be the chief administrative officer of the corporation and shall have general and active supervision and direction over the business and affairs of the corporation and over its several officers, subject, however, to the direction of the Chairman of the Board and the control of the Board and except as any such responsibilities shall be delegated to an Investment Adviser pursuant to any written contract with such Investment Adviser. At the request of the Chairman of the Board, or in the case of his absence or inability to act, the President shall perform the duties of the Chairman of the Board and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chairman of the Board. He shall perform all duties incident to the office of Chairman of the Board and such other duties as from time to time may be assigned to him by the Board, the Chairman of the Board or these By-Laws.

                  SECTION 7. Vice President. Each Vice President shall perform all such duties as from time to time may be assigned to him by the Board, the Chairman of the Board or the President.

                  SECTION 8. The Treasurer. The Treasurer shall (a) have charge and custody of, and be responsible for, all the funds and securities of the corporation, except those which the corporation has placed in the custody of a bank or trust company pursuant to a written agreement designating such bank or trust company as custodian of the property of the corporation;

(b) keep full and accurate accounts of receipts and disbursements in books belonging to the corporation;

(c) cause all moneys and other valuables to be deposited to the credit of the corporation;

(d) receive, and give receipts for, moneys due and payable to the corporation from any source whatsoever;

(e) disburse the funds of the corporation and supervise the investment of its funds as ordered or authorized by the Board, taking proper vouchers therefor; and

(f) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board, the President, or the Chairman of the Board.

                 SECTION 9. The Secretary. The Secretary shall

(a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board, the committees of the Board and the stockholders;

(b) see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law;

(c) be custodian of the records and the seal of the corporation and affix and attest the seal to all stock certificates of the corporation (unless the seal of the corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the corporation under its seal;

(d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

(e) in general, perform all the duties incident to the office of Secretary, and such other duties as from time to time may be assigned to him by the Board, the President, or the Chairman of the Board.

                  SECTION 10. Officers' Bonds or Other Security. If required by the Board, any officer of the corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety or sureties as the Board may require.

                  SECTION 11. Term and Removal. The term of office of all officers shall be one year and until their respective successors are elected and qualify, but any officer may be removed from office, either with or without cause, either with or without cause, at any time by the affirmative vote of a majority of the members of the Board or Directors then in office. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors.

                  SECTION 12. Powers and Duties. The Officers of the corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors. The Vice President or Vice Presidents, the Assistant Secretary or Assistant Secretaries and the Assistant Treasurer or Assistant Treasurers shall, in the order of their respective seniorities, in the absence or disability of the President, Secretary or Treasurer, respectively, perform the duties of such officer and shall generally assist the President, Secretary or Treasurer respectively.

                  SECTION 13. Voting Corporation's Securities. Unless otherwise ordered by the Board of Directors, the Chairman or the President, or, in the event of his inability to act, the Vice President designated by the Board of Directors to act in the absence of the President, shall have full power and authority on behalf of the corporation to attend and to act and to vote at any meetings of security holders of corporations in which the corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which as the owner thereof the corporation might have possessed and exercised, if present. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

                                    ARTICLE V

                              CERTIFICATES OF STOCK

                  SECTION 1. Form and Transfers. The interest of each stockholder of the corporation shall be evidenced by certificates for shares of stock, certifying the number of shares represented thereby and in such form as the Board of Directors may from time to time prescribe.

                  Transfers of shares of the capital stock of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, or with a transfer clerk or a transfer agent appointed as in Section 4 of this Article provided, and on surrender of the certificate or certificates for such shares, if any, properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation. The Board may, from time to time, make such additional rules and regulations as it may deem expedient, not inconsistent with these By-Laws, concerning the issue, transfer, and registration of certificates for shares of the capital stock of the corporation

                  The certificates of stock shall be signed by the Chairman or the Vice Chairman of the Board, if any, the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with the seal of the corporation. Such seal may be a facsimile, engraved or printed. Where any such certificate is signed by a transfer agent or a transfer clerk and by a registrar, the signatures of the Chairman or the Vice Chairman of the Board, if any, the President, Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer upon such certificate may be facsimiles, engraved or printed. In case any such officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such before such certificate is issued, it may be issued by the corporation with the same effect as is such officer had not ceased to be such at the time of its issue.

                  In lieu of the issuance of share certificates the corporation may record share ownership by means of book entries under such procedures generally followed by registered open-end investment companies as the Board shall from time to time adopt.

                  SECTION 2. Closing of Transfer Books. The Board of Directors shall have power to close the stock transfer books of the corporation for a period not exceeding that prescribed by law before any stockholders' meeting, or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose without a meeting, or the date fixed for the payment of any dividend or the making of any distribution, or for the delivery of evidences of rights or evidences of interests arising out of any change, conversion or exchange of capital stock. In lieu of closing the stock transfer books as aforesaid the Board of Directors may in its discretion fix a time not more than sixty days before the date of any meeting of stockholders, or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose without a meeting, or the date fixed for the payment of any dividend or for the delivery of evidences of rights or evidences or interests arising out of any change, conversion or exchange of capital stock, as the time as of which stockholders entitled to notice of and to vote at such meeting or whose consent or dissent is required or may be expressed for any purpose or entitled to receive any such dividend, distribution, rights or interests shall be determined; and all persons who are holders of record of voting stock at such time and no others shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be, and only stockholders of record at the time so fixed shall be entitled to receive such dividend, distributions, rights or interests.

                  SECTION 3. Lost, Stolen, Destroyed, or Mutilated Certificates. No certificate for shares of stock in the corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the corporation, if the Board of Directors shall so require, of a bond of indemnity in such amount (not exceeding twice the value of the shares represented by such certificate), upon such terms and secured by such surety as the Board of Directors may in its discretion require.

                  SECTION 4. Transfer Agent and Registrar. The Board of Directors may appoint one or more registrars and/or transfer agents, and may require all certificates of stock to bear the signature or signatures of any of them.

                                   ARTICLE VI

                                   FISCAL YEAR

                  The fiscal year of the corporation shall begin on the first day of November in each year and shall end on the thirty-first day of October next following, unless otherwise determined by the Board of Directors.

                                   ARTICLE VII

                        INVESTMENT AND OTHER RESTRICTIONS

                  The corporation will comply at all times with the investment policies and restrictions set forth in its registration statement under the Investment Company Act of 1940 and as otherwise mandated by law. The corporation shall operate as a "non-diversified" investment company under said Act until otherwise determined by the Board of Directors.

                             ARTICLE VIII CUSTODIAN

                  The corporation shall cause all securities and funds owned by its corporation to be maintained with a custodian complying with, and under a written agreement complying with the Investment Company Act of 1940 and applicable rules and regulations thereunder.

                          ARTICLE IX INVESTMENT ADVISER

                  The Board of Directors, with the approval of the shareholders may enter into a contract with any person, firm or corporation to act as investment adviser for the corporation and to perform such other duties and render such other services as shall be deemed necessary. Any such contract shall provide that it may be terminated at any time by the corporation without penalty and upon not more than sixty (60) days written notice and shall be automatically terminated in the event of its assignment by such person, firm or corporation. Any such contract which shall continue in effect for a period of more than two
(2) years from the date of its execution, shall be specifically approved at least annually by vote of a majority of the outstanding voting securities of the corporation or by the Board of Directors of the corporation, including approval by a majority of the directors who are interested persons of the investment adviser. Such contract may contain any other provision not inconsistent with law, the Articles of Incorporation and these By-Laws.

                                    ARTICLE X

                                 INDEMNIFICATION

                  The Corporation shall indemnify to the fullest extent permitted by law (including the Investment Company Act of 1940) as currently in effect or as the same may hereafter be amended, any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or person's testator or intestate is or was a director or officer of the Corporation or serves or served at the request of the Corporation any other enterprise as a director or officer. To the fullest extent permitted by law (including the Investment Company Act of 1940) as currently in effect or as the same may hereafter be amended, expenses incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this Article shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director or officer as provided above. No amendment of this Article shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of this Article, the term "Corporation" shall include the Corporation, any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term "other enterprise" shall include any corporation, partnership, joint venture, trust or employee benefit plan; service "at the request of the Corporation" shall include service as a director or officer of the corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to any employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to any employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

                  Nothing in this Article shall be construed to protect any director or officer of the Corporation against any liability to the Corporation or its stockholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless diregard of the duties involved in the conduct of his office.

                                   ARTICLE XI

                        DIRECTORS AND OFFICERS INSURANCE

                  The corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer, employee or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his position, whether or not the corporation would have power to indemnify him.

                                   ARTICLE XII

                                   AMENDMENTS

                  Either the Board of Directors or the shareholders may amend, alter or repeal the ByLaws at any meeting duly held, the notice of which includes notice of the proposed amendment, alteration or repeal of such By-Laws.

                                  ARTICLE XIII

                        DETERMINATION OF NET ASSET VALUE

                  As of the close of business of the New York Stock Exchange on each business day, the net asset value of each share of common stock of the corporation shall be determined by dividing the value, as at such close, of the net assets of the corporation less its liabilities exclusive of capital stock and surplus), by the total number of shares outstanding at such close. The assets and liabilities of the corporation shall be determined in accordance with generally accepted accounting principles; provided, however, that in determining the value of the assets of the corporation for the purpose of obtaining the net asset value, each security traded on a national stock exchange shall be valued at the last reported sale price on the day as of which such value is being determined; if there has been no such sale, on such day or on the previous day on which such exchange was open (if a week has not elapsed between such days) then the value of such security shall be taken to be the average between the reported bid and asked prices at the time as of which the value is being ascertained, unless it is considered that such average does not reasonably reflect the true market value, in which case the value shall be taken at such amount as shall be deemed reasonable but not less than said bid price nor more than said asked price. Any security not traded on a security exchanged or traded in the over-the-counter markets and any foreign exchange shall be valued at its last quoted bid price.

Any security or other asset for which market quotations are not readily available shall be valued at fair value as determined in good faith by the Board of Directors.

                  Such net asset value may be determined at additional times if the Board of Directors consider such determination advisable and any such additional determination may be made either in accordance with the provisions of the next preceding paragraph or it may be made by applying to the price based upon the previous day's close of business, such adjustments as shall be deemed reasonable to reflect material changes in the market value of the holdings of the corporation.

                  Liabilities for accounts payable shall be stated at face amounts payable therefor, expenses and taxes shall be accrued daily at estimated amounts, and dividends payable by the fund shall be deducted as of the close of business on the record date thereof.

                  No accrual shall be made for taxes on unrealized appreciation of securities owned by the corporation unless the Directors shall otherwise determine. Adjustments for fractions will be made to the nearer cent.

                  The Board of Directors is empowered in its absolute discretion to establish other methods of determining net asset value of the shares of stock whenever such methods are deemed by it to be necessary or desirable in order (i) to enable the corporation to comply with any provision of the Investment Company Act of 1940, or any rule or regulation thereunder or (ii) to more fairly and accurately reflect the net asset value of such shares of stock.